UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Dividend Capital Realty Income Allocation Fund
(Exact name of registrant as specified in its charter)
Delaware	20-2194040
(State of Incorporation)	(IRS Employer Identification Number)

518 17th Street, 12th Floor Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  X

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. __

Securities Act registration statement file number to which this form relates: 333-120988

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares of beneficial interest, $0.001 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant's Securities to be Registered

The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-120988 and 811-21680), as filed electronically with the Securities and Exchange Commission (the "Commission") on December 3, 2004 (Accession No. 0001047469-04-036147) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on January 26, 2005 (Accession No. 0001047469-05-001523).

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on the 8th day of February, 2005.

DIVIDEND CAPITAL REALTY INCOME
ALLOCATION FUND

By: /s/ Thomas I. Florence
        Thomas I. Florence
        Trustee and President
       (Principal Executive Officer)